================================================================================
                                 NEWS RELEASE
================================================================================


================================================================================
                          Northern Trust Corporation
                            50 South LaSalle Street
                           Chicago, Illinois  60675
                 Contact:  Laurie McMahon, Investor Relations
                              (312) 444-7811   or
                     Dianne Kotsogiannis, Public Relations
Release  #01467               (312) 444-4281        http://www.northerntrust.com
================================================================================

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS RECORD 1997 FOURTH
QUARTER EARNINGS OF $.70 PER SHARE, UP 21%.

(Chicago, January 20, 1998) Northern Trust Corporation reported record net income per common share of $.70 for the fourth quarter, an increase of 21% from the $.58 earned a year ago. Net income also increased 21% to a record $81.3 million from the $67.4 million earned in the fourth quarter of last year. This performance resulted in a return on average common equity of 20.0%.

          For the year, net income per common share was also at a record, increasing 20% to $2.66. Net income increased to $309.4 million compared with $258.8 million last year. This performance resulted in a return on average common equity of 20.2%.

          William A. Osborn, Chairman and Chief Executive Officer, commented, "1997 marked our tenth consecutive year of record earnings, driven by record new business in both our corporate and personal businesses. The fourth quarter maintained our positive momentum with earnings per share growing 21%. The quarter also highlighted our continued success in both generating new revenue and insuring that it drops to the bottom line, as the 19% growth in revenues comfortably exceeded the 17% increase in noninterest expenses."

                                     -more-

          "For the full year, our earnings of $309.4 million were up 20% from 1996. Trust assets under administration reached $1.08 trillion and increased 38% for the year. Our revenue growth of 17% for the year reflects both a very favorable U.S. stock market and new trust business that increased 48% over last year's record level. Our strong finish to an outstanding year positions us well for 1998."

                     FOURTH QUARTER PERFORMANCE HIGHLIGHTS

          Trust fees grew 21% to a record $185.2 million in the quarter compared to $152.6 million in the fourth quarter of last year and represent 50% of total revenues and 75% of noninterest income.

          Trust fees from Personal Financial Services (PFS) in the quarter increased 19% and totaled $91.7 million compared to $77.0 million in the year-ago quarter. The increase in PFS trust fees resulted primarily from strong new business throughout Northern Trust's five-state office network and favorable equity markets. The Wealth Management Group, which administers significant family asset pools nationwide, also had excellent performance, with trust fees increasing 42%, and now administers $27.6 billion of trust assets. Total personal trust assets under administration increased $4.2 billion since September 30, 1997 and totaled $105.2 billion at December 31, 1997. Of this, $61.9 billion is under management. Northern Trust added five new locations during 1997, bringing its national PFS network of private banking and trust offices to 62, and plans similar expansion during 1998.

          Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 24% and totaled $93.5 million compared to $75.6 million in the year-ago quarter, reflecting strong new business. These fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the fourth quarter fee growth. Investment

                                     -more-
management services were particularly strong, contributing approximately one-third of the growth in C&IS trust fees. Securities lending continued to achieve outstanding results, with fees increasing $3.3 million from the prior year quarter to $16.7 million. Fee growth was also strong from custody services and defined contribution plan services provided by Northern Trust Retirement Consulting, Inc. Since September 30, 1997, total C&IS trust assets under administration increased $61.4 billion to $972.5 billion at December 31, 1997, of which $134.6 billion is managed by Northern Trust. Trust assets under administration included approximately $144 billion of global custody assets.

     At year-end Northern Trust completed its previously announced acquisition of ANB Investment Management and Trust Company from First Chicago NBD Corporation. The new subsidiary, whose name has been changed to Northern Trust Quantitative Advisors, Inc., was a pioneer in developing index funds for institutional investors. The firm manages approximately $30 billion in trust assets, mostly in passive investments that seek to replicate the performance of numerous market indices.

     Foreign exchange trading profits continued their outstanding performance, increasing 68% to $27.0 million from $16.1 million in the same quarter last year. The strong performance compared to last year reflects both increased trade volumes as global custody assets continued to grow and higher volatility in the currency markets. Foreign exchange trading profits for the quarter were second only to the record $33.5 million in 1997's third quarter, when volatility in the southeastern Asia currency markets and transaction levels involving these currencies were particularly high.

     Fees from treasury management services were $15.8 million, up from $13.9 million in the comparable quarter last year. Total treasury management revenues from both fees and the computed value of compensating deposit balances increased 8% from the fourth quarter of

                                    -more-

1996 to $23.5 million, reflecting the continued growth in business from both new and existing clients. Other operating income of $12.6 million was virtually unchanged from the same period of last year.

          Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $121.5 million, up 12% from the $108.4 million reported in last year's fourth quarter. The increase in net interest income reflects higher levels of noninterest-related funds, driven by increases in demand deposits and common equity, and 24% growth in average earning assets. The net interest margin decreased to 2.07% from 2.30% reported in the year-ago quarter. The decline in the margin is attributable to a higher proportion of low-spread money market assets and narrowing spreads earned on the federal agency securities portfolio due to the flattening of the yield curve.

          Nonperforming assets of $43.3 million at year-end decreased from $50.4 million at September 30, 1997. The overall quality of the loan portfolio remains strong. Nonaccrual and restructured loans of $41.4 million at year-end represent
 .33% of total loans and were covered 3.6 times by the $147.6 million reserve for credit losses. Fourth quarter net charge-offs, at .11% of average loans, totaled $3.4 million. The provision for credit losses of $3.0 million in the fourth quarter was higher than the fourth quarter 1996 provision and essentially maintained the reserve for credit losses at the prior quarter level.

          Noninterest expenses totaled $233.6 million for the quarter, an increase of 17% or $33.1 million from the $200.5 million in the year-ago quarter. This increase was primarily attributable to higher performance-based compensation and staff growth. Performance-based compensation expenses were higher because of excellent new business results, higher foreign exchange profits, improved investment performance, strong corporate earnings and the price increase in Northern Trust Corporation stock, and accounted for $12.2 million of the increase in noninterest expenses.

                                     -more-

Average staff levels increased 8% from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Including 58 employees from the acquisition of ANB Investment Management and Trust Company, staff on a full-time equivalent basis at December 31, 1997 totaled 7,553, up 9% from 6,933 at December 31, 1996. In addition, the noninterest expense increase in the fourth quarter reflects regular merit increases, five new private banking and trust offices, and continuing investments in technology.

                                 BALANCE SHEET

          Balance sheet assets averaged $25.8 billion for the quarter, up 23% from last year's average of $21.0 billion, reflecting growth in loans, money market assets and securities. Loans and leases averaged $12.5 billion for the quarter, an increase of $1.7 billion or 15%. Residential mortgages increased $605 million or 14% to average $5.1 billion for the quarter and represented 41% of the total loan portfolio at December 31, 1997. Commercial and industrial loans averaged $3.8 billion during the quarter compared to $3.4 billion in the fourth quarter of 1996. Taking advantage of short-term investment opportunities, the securities portfolio increased $1.2 billion or 20% to $6.9 billion from the $5.7 billion in last year's fourth quarter. Money market assets increased from $2.2 billion in last year's fourth quarter to average $3.9 billion in the current quarter, primarily as a result of growth in global custody activities and the more active short-term investment of noninterest-bearing balances previously held with global subcustodians.

          Common stockholders' equity averaged $1.6 billion, up 13% from last year's fourth quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 351,615 shares at a cost of $21.7 million. An additional 3.2 million shares may be purchased after December 31, 1997 under the current share buyback program.

                                     -more-

                    PERFORMANCE HIGHLIGHTS - FULL YEAR 1997

     Net income per common share increased 20% to $2.66 from $2.21 in 1996. Net income also increased 20% to $309.4 million compared with $258.8 million last year and resulted in a return on average common equity of 20.2%.


     Total revenues increased 17% to $1.4 billion. Trust fees, the largest component, increased 16% to $689.2 million from $594.4 million in the prior year, accounting for 74% of noninterest income and 49% of total revenue. Fees from PFS grew 16% over last year and totaled $339.6 million, while C&IS fees also grew 16% from 1996 levels and totaled $349.6 million.


     Foreign exchange trading profits totaled $104.8 million, up 78% from last year's performance. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 7% to $91.6 million. Other operating income totaled $53.5 million and included $11.1 million in revenue resulting from settlements reached with Illinois banking regulators concerning the disposition of certain unclaimed balances accumulated over a number of years.


     Net interest income, stated on a fully taxable equivalent basis, totaled a record $470.9 million, up 12% from the $421.9 million reported last year. The increase in net interest income was due to a higher level of noninterest-related funds and a 15% increase in average earning assets. The increase in earning assets was driven by a 14% increase in loans and a 65% increase in money market assets. The net interest margin declined slightly to 2.18% from 2.25% in 1996.


     The provision for credit losses decreased $3.0 million to $9.0 million in 1997. Net charge-offs of $9.7 million represented .08% of average loans compared to $11.8 million or .11% of average loans in 1996.


                                    -more-

     Noninterest expenses increased $122.9 million or 16% and totaled $891.8 million in 1997 compared with $768.9 million in 1996. The 1997 amount included $8.9 million in technology-related special charges relating to year 2000 initiatives and the planned relocation of Northern Trust's computer data facility. Excluding these special charges, noninterest expenses increased 15% over last year.


     Salaries and benefits increased to $527.3 million from $441.3 million last year. This increase was primarily attributable to higher performance-based compensation, merit increases and staff growth. Performance-based compensation expenses were higher because of excellent new business results, higher foreign exchange profits, improved investment performance, strong corporate earnings and the price increase in Northern Trust Corporation stock, and accounted for $35.5 million of the increase in noninterest expenses. The increase in compensation expense also resulted from merit increases and an 8% increase in average staff levels from one year ago required to support growth initiatives and strong new business in both PFS and C&IS. The increase in non-staff-related expenses was primarily the result of continued investment in technology, expansion of the personal trust and banking office network, the opening of a Singapore office and higher operating expenses required to support business growth.


                          FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook, projected office openings and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1996 Annual Report to Stockholders and 1997 periodic reports to the SEC, including the section of the Quarterly Report on Form 10-Q for September 30, 1997 captioned "Forward-Looking Information", contain additional information about factors that could affect actual results.

                                     / / /

                NORTHERN TRUST CORPORATION                               Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)

                                                       FOURTH QUARTER
                                            --------------------------------------
                                               1997          1996        % Change *
                                            --------------------------------------

Interest Income (Taxable Equivalent)           $370.0        $298.4          24 %
Interest Expense                                248.5         190.0          31
                                             ----------    ----------    --------
Net Interest Income (Taxable Equivalent)        121.5         108.4          12

Noninterest Income
     Trust Fees                                 185.2         152.6          21
     Treasury Management Fees                    15.8          13.9          14
     Foreign Exchange Trading Profits            27.0          16.1          68
     Security Commissions & Trading Income        6.7           6.2           9
     Other Operating Income                      12.6          12.4         N/M
     Investment Security Transactions             0.0           0.1         N/M
                                             ----------    ----------    --------
Total Noninterest Income                        247.3         201.3          23

Total Revenue (Taxable Equivalent)              368.8         309.7        19

Noninterest Expenses
     Salaries                                   122.9          98.7          25
     Pension and Other Employee Benefits         17.3          15.2          14
     Occupancy Expense                           16.5          15.2           9
     Equipment Expense                           14.8          13.7           8
     Other Operating Expenses                    62.1          57.7           8
                                             ----------    ----------    --------
Total Noninterest Expenses                      233.6         200.5          17

Provision for Credit Losses                       3.0           0.5         N/M
Taxable Equivalent Adjustment                     8.2           7.8           6
                                             ----------    ----------    --------
Income Before Income Taxes                      124.0         100.9          23
Provision for Income Taxes                       42.7          33.5          27
                                             ----------    ----------    --------

NET INCOME                                      $81.3         $67.4          21 %
                                             ==========    ==========    ========

Net Income Per Common Share
     Basic                                      $0.72         $0.60          20 %
     Diluted                                     0.70          0.58          21

Return on Average Common Equity                 20.04 %       18.79 %
Average Common Equity                        $1,583.4      $1,401.5          13 %
Return on Average Assets                         1.25 %        1.28 %

Common Dividend Declared per Share              $0.21         $0.18          17 %
Preferred Dividends (millions)                    1.3           1.2           5

Average Common Shares Outstanding (000s)
     Basic                                    110,885       111,077
     Diluted                                  114,791       114,196


(N/M) Not Meaningful
    (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements. Net income per common share data has been recalculated for all periods presented, based on the requirements of the recently issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share".



            NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)                         Page 2

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)


                                                         TWELVE MONTHS
                                            ------------------------------------
                                              1997          1996        % Change *
                                            ------------------------------------
Interest Income (Taxable Equivalent)         $1,365.5      $1,185.1          15 %
Interest Expense                                894.6         763.2          17
                                            ----------    ----------    --------
Net Interest Income (Taxable Equivalent)        470.9         421.9          12

Noninterest Income
     Trust Fees                                 689.2         594.4          16
     Treasury Management Fees                    60.2          55.3           9
     Foreign Exchange Trading Profits           104.8          58.8          78
     Security Commissions & Trading Income       26.1          23.9           9
     Other Operating Income                      53.5          47.2          13
     Investment Security Transactions             0.7           0.4         N/M
                                            ----------    ----------    --------
Total Noninterest Income                        934.5         780.0          20

Total Revenue (Taxable Equivalent)            1,405.4       1,201.9          17

Noninterest Expenses
     Salaries                                   448.3         368.8          22
     Pension and Other Employee Benefits         79.0          72.5           9
     Occupancy Expense                           66.7          60.7          10
     Equipment Expense                           62.2          56.0          11
     Other Operating Expenses                   235.6         210.9          12
                                            ----------    ----------    --------
Total Noninterest Expenses                      891.8         768.9          16

Provision for Credit Losses                       9.0          12.0         (25)
Taxable Equivalent Adjustment                    32.7          33.6          (3)
                                            ----------    ----------    --------
Income Before Income Taxes                      471.9         387.4          22
Provision for Income Taxes                      162.5         128.6          26
                                            ----------    ----------    --------

NET INCOME                                   $  309.4      $  258.8          20 %
                                            ==========    ==========    ========

Net Income Per Common Share
     Basic                                   $   2.74      $   2.27          21 %
     Diluted                                     2.66          2.21          20

Return on Average Common Equity                 20.17 %       18.64 %
Average Common Equity                        $1,509.5      $1,361.9          11 %
Return on Average Assets                         1.29 %        1.23 %

Common Dividends Declared per Share          $   0.75         $0.65          16 %
Preferred Dividends (millions)                    5.0           4.9         N/M

Average Common Shares Outstanding (000s)
     Basic                                    110,978       111,934
     Diluted                                  114,661       114,839


                        NORTHERN TRUST CORPORATION                        Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------
                                                             December 31
                                               -----------------------------------------
                                                 1997            1996         % Change *
                                               -----------------------------------------
Assets
   Money Market Assets                           $5,309.4        $3,196.9          66 %
   Securities
       U.S. Government                              542.0           980.1         (45)
       Federal Agency and Other                   3,240.5         3,397.1          (5)
       Municipal                                    406.9           432.9          (6)
       Trading Account                                8.8             4.8          84
                                               ------------    ------------    --------
   Total Securities                               4,198.2         4,814.9         (13)
   Loans and Leases                              12,588.2        10,937.4          15
                                               ------------    ------------    --------
   Total Earning Assets                          22,095.8        18,949.2          17
   Reserve for Credit Losses                       (147.6)         (148.3)        N/M
   Cash and Due from Banks                        1,738.9         1,292.5          35
   Trust Security Settlement Receivables            291.4           362.3         (20)
   Buildings and Equipment                          316.4           291.5           9
   Other Nonearning Assets                        1,020.5           861.1          19
                                               ------------    ------------    --------
  Total Assets                                  $25,315.4       $21,608.3          17 %
                                               ============    ============    ========

Liabilities and Stockholders' Equity
   Interest-Bearing Deposits
       Savings Deposits                          $6,371.5        $5,936.4           7 %
       Other Time Deposits                          572.0           462.7          24
       Foreign Office Time Deposits               5,455.4         3,509.7          55
                                               ------------    ------------    --------
   Total Interest-Bearing Deposits               12,398.9         9,908.8          25
   Borrowed Funds                                 4,984.3         4,910.2           2
   Senior Notes and Long-Term Debt                1,491.9           732.8         104
                                               ------------    ------------    --------
   Total Interest-Related Funds                  18,875.1        15,551.8          21
   Demand & Other Noninterest-Bearing Deposits    3,961.1         3,887.4           2
   Other Liabilities                                740.2           625.0          18
                                               ------------    ------------    --------
   Total Liabilities                             23,576.4        20,064.2          18
   Common Equity                                  1,619.0         1,424.1          14
   Preferred Equity                                 120.0           120.0           -
                                               ------------    ------------    --------
  Total Liabilities and Stockholders' Equity    $25,315.4       $21,608.3          17 %
                                               ============     ===========    ========



                                    NORTHERN TRUST CORPORATION                           Page 4
                         (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
                                                           FOURTH QUARTER
                                              --------------------------------------------
                                                   1997            1996         % Change *
                                              --------------------------------------------
Assets
   Money Market Assets                           $3,938.4        $2,197.1          79 %
   Securities
       U.S. Government                              682.4         1,083.4         (37)
       Federal Agency and Other                   5,788.0         4,216.2          37
       Municipal                                    397.9           404.6          (2)
       Trading Account                               10.9            11.5          (5)
                                              ------------    ------------    --------
   Total Securities                               6,879.2         5,715.7          20
   Loans and Leases                              12,502.5        10,832.7          15
                                              ------------    ------------    --------
   Total Earning Assets                          23,320.1        18,745.5          24
   Reserve for Credit Losses                       (147.8)         (147.9)        N/M
   Nonearning Assets                              2,596.2         2,390.5           9
                                              ------------    ------------    --------
  Total Assets                                  $25,768.5       $20,988.1          23 %
                                              ============    ============    ========

Liabilities and Stockholders' Equity
   Interest-Bearing Deposits
       Savings Deposits                          $5,993.2        $5,735.3           4 %
       Other Time Deposits                          709.4           599.4          18
       Foreign Office Time Deposits               6,014.3         3,876.8          55
                                              ------------    ------------    --------
   Total Interest-Bearing Deposits               12,716.9        10,211.5          25
   Borrowed Funds                                 5,648.5         4,847.2          17
   Senior Notes and Long-Term Debt                1,504.8           728.2         107
                                              ------------    ------------    --------
   Total Interest-Related Funds                  19,870.2        15,786.9          26
   Demand & Other Noninterest-Bearing Deposits    3,515.8         3,166.9          11
   Other Liabilities                                679.1           512.8          32
                                              ------------    ------------    --------
   Total Liabilities                             24,065.1        19,466.6          24
   Common Equity                                  1,583.4         1,401.5          13
   Preferred Equity                                 120.0           120.0           -
                                              ------------    ------------    --------
  Total Liabilities and Stockholders' Equity    $25,768.5       $20,988.1          23 %
                                               ===========     ===========     =======




                        NORTHERN TRUST CORPORATION                        Page 5
            (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)                                 1997                       1996
                                                                   Quarters                    Quarter
                                                 ============================================= ========
                                                    Fourth       Third     Second     First     Fourth
                                                 ============================================= ========
Net Income Summary
   Trust Fees                                       $  185.2    $  177.4    $168.3    $158.3    $152.6
   Other Noninterest Income                             62.1        77.3      54.9      51.0      48.7
   Net Interest Income (Taxable Equivalent)            121.5       117.6     117.7     114.1     108.4
                                                 ------------ ----------- --------- --------- ---------
     Total Revenue (Taxable Equivalent)                368.8       372.3     340.9     323.4     309.7
   Provision for Credit Losses                           3.0         5.0       0.5       0.5       0.5
   Noninterest Expenses                                233.6       234.7     217.0     206.5     200.5
                                                 ------------ ----------- --------- --------- ---------
     Pretax Income (Taxable Equivalent)                132.2       132.6     123.4     116.4     108.7
   Taxable Equivalent Adjustment                         8.2         8.0       8.5       8.0       7.8
   Provision for Income Taxes                           42.7        43.6      39.5      36.7      33.5
                                                 ------------ ----------- --------- --------- ---------
     Net Income                                     $   81.3    $   81.0    $ 75.4    $ 71.7    $ 67.4
                                                 ============ =========== ========= ========= =========

Per Common Share
   Net Income - Basic                               $   0.72    $   0.72    $ 0.67    $ 0.64    $ 0.60
              - Diluted                                 0.70        0.70      0.65      0.62      0.58
   Dividend Declared                                    0.21        0.18      0.18      0.18      0.18
   Book Value (EOP)                                 $  14.54    $  14.14    $13.69    $13.21    $12.80
   Market Value (EOP)                                  69.75       59.13     48.38     37.50     36.25

Ratios
   Return on Average Common Equity                     20.04 %     20.68 %   20.01 %   19.91 %   18.79 %
   Return on Average Assets                             1.25        1.33      1.27      1.30      1.28
   Net Interest Margin                                  2.07        2.14      2.20      2.33      2.30
   Productivity Ratio *                                  158 %       159 %     157 %     157 %     154 %
   Risk-based Capital Ratios:
       Tier 1                                            9.6 %       9.9 %     9.6 %     9.1 %     8.2 %
       Total (Tier 1 + Tier 2)                          12.8        13.2      12.9      12.6      11.9
       Leverage                                          6.9         7.3       7.2       6.9       6.4

Trust Assets ($ in Billions) - EOP
   Corporate                                        $  972.5    $  911.1    $802.7    $728.7    $693.7
   Personal                                            105.2       101.0      95.7      87.2      85.2
                                                 ------------ ----------- --------- --------- ---------
     Total Trust Assets                             $1,077.7    $1,012.1    $898.4    $815.9    $778.9
                                                 ============ =========== ========= ========= =========
   Memo:  Managed Assets                               196.5       164.5     158.4     136.3     130.3

Asset Quality ($ in Millions) - EOP
   Nonaccrual and Restructured Loans                $   41.4    $   46.3    $ 55.3    $ 21.7    $ 19.5
   Other Real Estate Owned (OREO)                        1.9         4.1       3.2       2.2       1.9
                                                 ------------ ----------- --------- --------- ---------
     Total Nonperforming Assets                     $   43.3    $   50.4    $ 58.5    $ 23.9    $ 21.4
                                                 ============ =========== ========= ========= =========
     Nonperforming Assets / Loans & OREO                0.34 %      0.41 %    0.49 %    0.21 %    0.20 %

   Gross Charge-offs                                $    5.4    $    6.0    $  0.9    $  2.1    $  3.1
   Gross Recoveries                                      2.0         0.6       0.4       1.7       2.5
                                                 ------------ ----------- --------- --------- ---------
     Net Charge-offs                                $    3.4    $    5.4    $  0.5    $  0.4    $  0.6
                                                 ============ =========== ========= ========= =========
   Net Charge-offs (Annualized) to Average Loans        0.11 %      0.18 %    0.02 %    0.02 %    0.02 %
   Reserve for Credit Losses                        $  147.6    $  148.0    $148.4    $148.3    $148.3
   Reserve to Nonaccrual and Restructured Loans          356 %       319 %     268 %     686 %     761 %

(*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.